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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 (Amendment No. 2 to Form S-4 no. 333-65663) and related Joint Proxy Statement/Prospectus of Weatherford International, Inc. and to the incorporation by reference therein of our report dated January 15, 1998, with respect to the consolidated financial statements of Trico Industries, Inc. for the years ended December 31, 1996 and 1995 included in Weatherford International, Inc.'s (formerly EVI Weatherford, Inc.) Amendment No. 1 to Form 8-K dated December 2, 1997 on Form 8-K/A filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

San Antonio, Texas

December 23, 1998